Exhibit 99.1

Grocery Outlet Holding Corp. Announces Third Quarter Fiscal 2019 Financial Results

Net sales increased 13.1% to $652.5 million
Comparable store sales increased 5.8%
Net income of $12.4 million; Adjusted net income increased 58.8% to $20.6 million
Adjusted EBITDA increased 13.2% to $44.2 million
Raises Fiscal 2019 Guidance

Emeryville, CA – November 11, 2019 – Grocery Outlet Holding Corp. (“Grocery Outlet” or the “Company”) today announced financial results for the third quarter of fiscal 2019 ended September 28, 2019.
For the third quarter ended September 28, 2019:
•Net sales increased by 13.1% to $652.5 million from $576.8 million in the third quarter of fiscal 2018; comparable store sales increased by 5.8% over a 4.2% increase in the same period last year.
•The Company opened eight new stores and closed one, ending the quarter with 337 stores in six states.
•Net income was $12.4 million, or $0.13 per diluted share, compared to net income of $7.7 million, or $0.11 per diluted share, in the third quarter of fiscal 2018.
•Adjusted EBITDA (1) increased 13.2% to $44.2 million compared to $39.0 million in the third quarter of fiscal 2018.
•Adjusted net income (1) increased 58.8% to $20.6 million, or $0.22 per diluted share, compared to $13.0 million, or $0.19 per diluted share, in the third quarter of fiscal 2018.
Eric Lindberg, CEO of Grocery Outlet, stated, “We were pleased with our third quarter performance, as customers continued to respond to the unbeatable values and treasure hunt experience delivered by local independent operators. The increase in comparable store sales was once again attributable to broad-based strength across product categories, regions and vintages, while new stores continued to perform well. In addition, we made strategic enhancements in our business to support our long-term growth objectives.”

Mr. Lindberg continued, “We look forward to driving continued comparable sales growth by providing our customers deep value and a unique treasure hunt shopping experience. We remain committed to reinvesting in our business to support our network of independent operators, optimize and expand our supplier base, and drive brand awareness and engagement. We are excited about the opportunities ahead, as we maintain our focus on delivering measured and consistent growth while building the business for long-term success.”

For the 39 weeks ended September 28, 2019:
•Net sales increased by 11.8% to $1.9 billion from $1.7 billion in the same period in 2018; comparable store sales increased by 5.3% over a 3.8% increase in the same period in 2018.
•Net income was $5.6 million, or $0.07 per share, compared to net income of $20.5 million, or $0.30 per diluted share, in the same period in 2018.
•Adjusted EBITDA (1) increased 12.3% to $128.3 million, compared to $114.3 million in the same period in 2018.
•Adjusted net income (1) increased 20.3% to $45.0 million, or $0.57 per diluted share, compared to $37.4 million, or $0.55 per diluted share, last year.

Balance sheet and cash flow:

•Cash and cash equivalents totaled $44.0 million at the end of the third quarter of fiscal 2019 as compared to $40.9 million at the end of the same period in 2018.

•The Company ended the third quarter of fiscal 2019 with $462.5 million in total debt, compared to $709.1 million at the end of the same period in 2018. The decline was due to the prepayment of debt in the second quarter of fiscal 2019.

•Net cash provided by operations during the third quarter was $64.8 million.

•Capital expenditures for the third quarter of fiscal 2019, excluding the impact of landlord allowances, totaled approximately $31.6 million.
Recent Developments:
•On October 3, 2019, the Company announced pricing of its secondary offering of 13.0 million shares at $33.75 per share.

•The Company did not sell any shares of common stock in the offering and did not receive any of the proceeds from the sale.

•On October 23, 2019, the Company prepaid $15.0 million of its outstanding first lien term loan.
(1) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. See the Non-GAAP Financial Measures section of this release for additional information about these items.

Fiscal 2019 outlook:
The Company expects the following results for the fiscal year 2019:

	Prior Full-Year 2019 Guidance	Updated Full-Year 2019 Guidance
Net sales	$2.50 billion to $2.53 billion	Slightly above $2.55 billion
Unit growth (1)	Approximately 29 stores	30 stores
Comparable store sales growth	3% to 4%	Approximately 4.9%
Adjusted EBITDA	$162.0 million to $165.5 million	$167.0 million to $168.0 million
Adjusted diluted earnings per share (2)	$0.68 to $0.71	$0.73 to $0.74
Effective tax rate (3)	Approximately 28%	Approximately 28%
Capital expenditures (net of tenant improvement allowances)	$85 million to $90 million	$90 million to $95 million

Footnotes:
(1)Unit growth guidance represents 33 new store openings and is net of three expected closures.
(2)The estimated fourth quarter diluted share count is 94.5 million shares. This estimate does not include potential future dilution associated with approximately 5.8 million performance-based options issued primarily under our 2014 Stock Incentive Plan as the ultimate vesting of these performance-based options is uncertain. If and when vesting occurs, any vested performance-based options will be included in the diluted share count at that time.
(3)Effective tax rate does not include the potential impact of future stock option exercises or the expense associated with performance-based options.
Conference Call Information:
A conference call to discuss the third quarter fiscal 2019 financial results is scheduled for today, November 11, 2019, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-9208 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 412-317-6671. The pin number to access the telephone replay is 13694574. The replay will be available for approximately two weeks after the call.
Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate our operating results.

Adjusted EBITDA is defined as net income before interest expense, taxes, depreciation and amortization (“EBITDA”) and other adjustments noted in table “Reconciliation of GAAP Net Income to Adjusted EBITDA” below. Adjusted net income is defined as net income before the adjustments noted in table “Reconciliation of GAAP Net Income to Adjusted Net Income” below.
Adjusted EBITDA and adjusted net income are non-GAAP measures and may not be comparable to similar measures reported by other companies. Adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.

The Company has not reconciled the non-GAAP adjusted EBITDA and adjusted diluted earnings per share forward-looking guidance included in this news release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views and estimates regarding the prospects of the industry and the Company’s prospects, plans, business, results of operations, financial position, future financial performance and business strategy. These forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot provide any assurance that these expectations will prove to be correct. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: failure of suppliers to consistently supply us with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; changes affecting the market prices of the products we sell; failure to open, relocate or remodel stores on schedule; risks associated with newly opened stores; risks associated with economic conditions; competition in the retail food industry; inability to retain the loyalty of our customers; costs and implementation difficulties associated with marketing, advertising and promotions; failure to maintain our reputation and the value of our brand, including protecting our intellectual property; any significant disruption to our distribution network, the operations of our distributions centers and our timely receipt of inventory; movement of consumer trends toward private labels and away from name-brand products; inability to maintain sufficient levels of cash flow from our operations; risks associated with leasing substantial amounts of space; failure to maintain the security of information we hold relating to personal information or payment card data of our customers, employees and suppliers; failure to participate effectively or at all in the growing online retail marketplace; material disruption to our information technology systems; risks associated with products we and our independent operators (“IOs”) sell; risks associated with laws and regulations generally applicable to retailers; legal proceedings from customers, suppliers, employees, governments or competitors; unexpected costs and negative effects associated with our insurance program; inability to attract, train and retain highly qualified employees; difficulties associated with labor relations; loss of our key personnel or inability to hire additional qualified personnel; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; impairment of goodwill and other intangible assets; any significant decline in our operating profit and taxable income; risks associated with tax matters; natural disasters and unusual weather conditions (whether or not caused by climate change), pandemic outbreaks, terrorist acts, global political events and other serious catastrophic events; economic downturns or natural or man-made disasters in geographies where our stores are located; management’s limited experience managing a public company; risks associated with IOs being consolidated into our financial statements; failure of our IOs to successfully manage their business; failure of our IOs to repay notes outstanding to us; inability to attract and retain qualified IOs; inability of our IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against our IOs; legal challenges to the independent contractor business model; failure to maintain positive relationships with our IOs; risks associated with actions our IOs could take that could harm our business; the significant influence of certain significant investors over us; our ability to generate cash flow to service our substantial debt obligations; and the other factors discussed under “Risk Factors” in the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”) on October 4, 2019. For a more detailed discussion of the risks, uncertainties and other factors that could cause actual results to differ, please refer to the “Risk Factors” the Company previously disclosed in its prospectus filed with the SEC on October 4, 2019, and in its Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2019, as such risk factors may be updated from time to time in the Company’s periodic filings with the SEC. The Company’s prospectus and periodic filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 300 stores in California, Washington, Oregon, Pennsylvania, Idaho and Nevada.
INVESTOR RELATIONS CONTACT:
Jean Fontana
646-277-1214
Jean.Fontana@icrinc.com
MEDIA CONTACT:
Layla Kasha
510-379-2176
lkasha@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$652,540	$576,844	$1,904,100	$1,702,460
Cost of sales	451,453	401,295	1,317,276	1,183,227
Gross profit	201,087	175,549	586,824	519,233

Operating expenses:
Selling, general and administrative	161,047	139,863	471,542	416,342
Depreciation and amortization	13,200	11,478	38,090	33,891
Stock-based compensation	2,892	121	25,853	384
Total operating expenses	177,139	151,462	535,485	450,617
Income from operations	23,948	24,087	51,339	68,616

Other expense:
Interest expense, net	7,342	13,526	39,232	40,412
Debt extinguishment and modification costs	472	—	5,634	—
Total other expense	7,814	13,526	44,866	40,412
Income before income taxes	16,134	10,561	6,473	28,204
Income tax expense	3,689	2,892	886	7,724
Net income and comprehensive income	$12,445	$7,669	$5,587	$20,480

Basic earnings per share	$0.14	$0.11	$0.07	$0.30
Diluted earnings per share	$0.13	$0.11	$0.07	$0.30

Weighted average shares outstanding:
Basic	88,345	68,477	75,778	68,473
Diluted	93,183	68,521	78,602	68,503

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 28, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$44,020	$21,063
Independent operator receivables and current portion of independent operator notes, net of allowance	6,594	5,056
Other accounts receivable, net of allowance	3,116	2,069
Merchandise inventories	206,418	198,304
Prepaid rent — related party	512	512
Prepaid expenses and other current assets	17,331	13,368
Total current assets	277,991	240,372
Independent operator notes, net of allowance	18,268	13,646
Property and equipment — net	340,263	304,032
Operating lease right-of-use asset	680,178	—
Intangible assets — net	64,091	68,824
Goodwill	747,943	747,943
Other assets	6,112	2,045
Total assets	$2,134,846	$1,376,862

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$116,486	$98,123
Accrued expenses	33,364	31,194
Accrued compensation	12,927	10,795
Current portion of long-term debt	267	7,349
Current lease liability	39,046	—
Income and other taxes payable	4,141	3,463
Total current liabilities	206,231	150,924
Long-term liabilities:
Long-term debt — net	462,251	850,019
Deferred income taxes	15,924	15,135
Lease liability	719,562	—
Deferred rent	—	60,833
Total liabilities	1,403,968	1,076,911

Stockholders’ equity:
Capital stock:
Common stock — voting	88	67
Common stock — nonvoting	—	1
Series A Preferred stock	—	—
Additional capital	712,987	287,457
Retained earnings	17,803	12,426
Total stockholders’ equity	730,878	299,951
Total liabilities and stockholders’ equity	$2,134,846	$1,376,862

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	39 Weeks Ended
	September 28, 2019	September 29, 2018
Operating activities:
Net income	$5,587	$20,480
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	32,307	27,196
Amortization of intangible assets	7,481	7,384
Amortization of debt issuance costs and bond discounts	1,962	3,275
Debt extinguishment and modification costs	5,634	—
Loss on disposal of assets	500	23
Stock-based compensation	25,853	384
Accounts receivable reserve	2,373	2,242
Deferred lease liabilities	—	12,500
Non-cash lease expense	26,178	—
Deferred income taxes	789	7,496
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	2,813	(256)
Merchandise inventories	(8,114)	(2,619)
Prepaid expenses and other current assets	(4,271)	(2,290)
Income and other taxes payable	584	(147)
Trade accounts payable	20,233	895
Accrued expenses	3,013	9,460
Accrued compensation	2,132	(581)
Operating lease liability	(20,564)	—
Net cash provided by operating activities	104,490	85,442

Investing activities:
Cash advances to independent operators	(9,362)	(5,488)
Repayments of cash advances from independent operators	3,107	2,538
Purchase of property and equipment	(71,424)	(41,091)
Proceeds from sales of assets	680	611
Intangible assets and licenses	(2,934)	(2,802)
Net cash used in investing activities	(79,933)	(46,232)

Financing activities:
Proceeds from initial public offering, net of underwriting discounts paid	407,666	—
Proceeds from issuance of shares under stock incentive plans	970	29
Repurchase of shares under equity incentive plans	(1,677)	—
Deferred offering costs paid	(7,058)	—
Principal payments on 2014 loans	—	(3,967)
Principal payments on 2018 loans	(399,813)	—
Payments on other financing	(619)	(70)
Dividends paid	(379)	(117)
Debt issuance costs paid	(690)	—
Net cash used in financing activities	(1,600)	(4,125)
Net increase in cash and cash equivalents	22,957	35,085
Cash and cash equivalents—Beginning of the period	21,063	5,801
Cash and cash equivalents—End of the period	$44,020	$40,886

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net income	$12,445	$7,669	$5,587	$20,480
Interest expense, net	7,342	13,526	39,232	40,412
Income tax expense	3,689	2,892	886	7,724
Depreciation and amortization expenses	13,782	11,903	39,787	35,100
EBITDA	37,258	35,990	85,492	103,716
Stock-based compensation expenses	2,892	121	25,853	384
Debt extinguishment and modification costs	472	—	5,634	—
Non-cash rent	1,629	2,201	5,307	5,724
Asset impairment and gain or loss on disposition	85	51	500	23
New store pre-opening expenses	294	337	1,036	1,038
Provision for accounts receivable reserves	309	(106)	2,373	2,242
Other	1,237	432	2,111	1,133
Adjusted EBITDA	$44,176	$39,026	$128,306	$114,260

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net income	$12,445	$7,669	$5,587	$20,480
Stock-based compensation expenses	2,892	121	25,853	384
Debt extinguishment and modification costs	472	—	5,634	—
Non-cash rent	1,629	2,201	5,307	5,724
Asset impairment and gain or loss on disposition	85	51	500	23
New store pre-opening expenses	294	337	1,036	1,038
Provision for accounts receivable reserves	309	(106)	2,373	2,242
Other	1,237	431	2,111	1,133
Amortization of purchase accounting assets and deferred financing costs	3,705	4,297	11,456	12,814
Tax effect of total adjustments	(2,429)	(2,008)	(14,810)	(6,396)
Adjusted net income	$20,639	$12,993	$45,047	$37,442

GAAP earnings per share
Basic	$0.14	$0.11	$0.07	$0.30
Diluted	$0.13	$0.11	$0.07	$0.30
Non-GAAP adjusted earnings per share
Basic	$0.23	$0.19	$0.59	$0.55
Diluted	$0.22	$0.19	$0.57	$0.55

GAAP weighted average shares outstanding
Basic	88,345	68,477	75,778	68,473
Diluted	93,183	68,521	78,602	68,503
Non-GAAP weighted average shares outstanding
Basic	88,345	68,477	75,778	68,473
Diluted	93,183	68,521	78,602	68,503